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                                                                      EXHIBIT 5

                   [LETTERHEAD OF CHRISTENSEN, MILLER, FINK,
                      JACOBS, GLASER, WEIL & SHAPIRO, LLP]




                               October 1, 1999



Heuristic Development Group, Inc.
1219 Morningside Drive, Suite 102
Manhattan Beach, California 90266

        Re:    REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        You have requested our opinion in connection with the issuance by Heuristic Development Group, Inc., a Delaware corporation (the "Company"), of shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), in connection with the Option Plan (as defined below). The Shares are the subject of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on October 1, 1999.

        The Shares are to be issued in connection with the Heuristic Development Group, Inc. 1996 Stock Option Plan (the "Option Plan").

        We have acted as counsel for the Company in connection with the Registration Statement. We have examined and relied upon copies, unless otherwise stated, of the following documents: (i) the Certificate of Incorporation and By-laws of the Company, as amended to date; (ii) minutes and resolutions of the Company's Board of Directors relating to the Option Plan, including without limitation, the authorization and issuance of the Shares; (iii) the Registration Statement; and (iv) such other documents, instruments and agreements as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In rendering our opinion herein, we have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to us; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the continued effectiveness of the Registration Statement; the issuance by any necessary regulatory

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Heuristic Development Group, Inc.
October 1, 1999
Page 2

agencies of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares; the offer and sale of the Shares being made in the manner set forth in the Registration Statement and pursuant to said permits, consents approvals, authorizations and orders. In addition, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

        Our opinions herein are limited to the General Corporation Law of the State of Delaware (based upon the latest unofficial compilation thereof available to us) and the federal laws of the United States. We express no opinion whatsoever with respect to the laws of any other jurisdiction and can assume no responsibility for the applicability or effect of any such laws.

        Based on and subject to the foregoing, it is our opinion that when issued in accordance with the terms and conditions of the Option Plan, the Shares will be validly issued, fully paid and non-assessable.

        This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without the written consent of the undersigned; however, the undersigned hereby consents to the filing of this opinion as an exhibit to, and the references to the undersigned contained in, the Registration Statement.

                                Very truly yours,

        /s/  CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP